UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 14, 2008
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 — SECURITIES AND TRADING MARKETS
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 14, 2008, Visteon Corporation (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company had fallen below the NYSE’s continued listing standard relating to minimum share price. Rule 802.01C of the NYSE’s Listed Company Manual requires that the Company’s common stock have a minimum average closing price of not less than $1.00 during a consecutive 30 trading-day period.
     The Company will notify the NYSE that it intends to cure the deficiency. The Company must bring its share price and average share price back above $1.00 within six months from the receipt of the NYSE notice to regain compliance with the NYSE’s price condition, or it will be subject to suspension and delisting procedures. Under the NYSE rules, the Company’s common stock will continue to be listed on the NYSE during the cure period, subject to the Company’s compliance with other NYSE continued listing requirements.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated November 20, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: November 20, 2008	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page

Exhibit 99.1	Press Release dated November 20, 2008